                             AMENDED AND RESTATED
                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                     with

                           DEAN WITTER TRUST COMPANY













                                                                     DWR

                                                                     [open-end]

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----


Article 1       Terms of Appointment; Duties of DWTC......................  2

Article 2       Fees and Expenses.........................................  6

Article 3       Representations and Warranties of DWTC....................  7

Article 4       Representations and Warranties of the
                Fund......................................................  8

Article 5       Duty of Care and Indemnification........................... 9

Article 6       Documents and Covenants of the Fund and
                DWTC...................................................... 12

Article 7       Duration and Termination of Agreement..................... 16

Article 8       Assignment................................................ 16

Article 9       Affiliations.............................................. 17

Article 10      Amendment................................................. 18

Article 11      Applicable Law............................................ 18

Article 12      Miscellaneous............................................. 18

Article 13      Merger of Agreement....................................... 20

Article 14      Personal Liability........................................ 21

         AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT


                  AMENDED AND RESTATED AGREEMENT made as of the 1st day of August, 1993 by and between each of the Dean Witter Funds listed on the signature pages hereof, each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each such Fund hereinafter referred to as the "Fund"), each such Fund having its principal office and place of business at Two World Trade Center, New York, New York, 10048, and DEAN WITTER TRUST COMPANY, a trust company organized under the laws of New Jersey, having its principal office and place of business at Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311 ("DWTC").

                  WHEREAS, the Fund desires to appoint DWTC as its transfer agent, dividend disbursing agent and shareholder servicing agent and DWTC desires to accept such appointment;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1                  Terms of Appointment; Duties of DWTC

                           1.1  Subject to the terms and conditions set
forth in this Agreement, the Fund hereby employs and appoints DWTC to act as, and DWTC agrees to act as, the transfer agent for each series and class of shares of the Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent in connection with any accumulation, open-account or similar plans provided to the holders of such Shares ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

                           1.2  DWTC agrees that it will perform the fol-
lowing services:

                           (a)  In accordance with procedures established
from time to time by agreement between the Fund and DWTC, DWTC shall:

                           (i)  Receive for acceptance, orders for the
purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the assets of the Fund (the "Custodian");

                           (ii)  Pursuant to purchase orders, issue the
appropriate number of Shares and issue certificates therefor or hold such Shares in book form in the appropriate Shareholder account;

                           (iii)  Receive for acceptance redemption
requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

                           (iv)  At the appropriate time as and when it
receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                           (v)  Effect transfers of Shares by the
registered owners thereof upon receipt of appropriate instructions;

                           (vi)  Prepare and transmit payments for divi-
dends and distributions declared by the Fund;

                           (vii)  Calculate any sales charges payable by
a Shareholder on purchases and/or redemptions of Shares of the Fund as such charges may be reflected in the prospectus;

                           (viii)  Maintain records of account for and
advise the Fund and its Shareholders as to the foregoing; and

                (ix) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. DWTC shall also provide to the Fund on a regular basis the total number of Shares which are authorized, issued and outstanding and shall notify the Fund in case any proposed issue of Shares by the Fund would result in an overissue. In case any issue of Shares would result in an overissue, DWTC shall refuse to issue such Shares and shall not countersign and issue any certificates requested for such Shares. When recording the issuance of Shares, DWTC shall have no obligation to take cognizance of any Blue Sky laws relating to the issue of sale of such Shares, which functions shall be the sole responsibility of the Fund.

                (b) In addition to and not in lieu of the services set forth in the above paragraph (a), DWTC shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, shareholder servicing agent in connection with dividend reinvestment, accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders and providing Shareholder account information; (ii) open any and all bank accounts which may be necessary or appropriate in order to provide the foregoing services; and (iii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State or other jurisdiction.

                           (c)  In addition, the Fund shall (i) identify
to DWTC in writing those transactions and assets to be treated as exempt from Blue Sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of DWTC for the Fund's registration status under the Blue Sky or securities laws of any State or other jurisdiction is solely limited to the initial establishment of transactions subject to Blue Sky compliance by the Fund and the reporting of such transactions to the Fund as provided above and as agreed from time to time by the Fund and DWTC.

                           (d)  DWTC shall provide such additional
services and functions not specifically described herein as may be mutually agreed between DWTC and the Fund. Procedures applicable to such services may be established from time to time by agreement between the Fund and DWTC.

Article 2                  Fees and Expenses

                           2.1  For performance by DWTC pursuant to this
Agreement, each Fund agrees to pay DWTC an annual maintenance fee for each Shareholder account and certain transactional fees, if applicable, as set out in the respective fee schedule attached hereto as Schedule A. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and DWTC.

                2.2 In addition to the fees paid under Section
2.1 above, the Fund agrees to reimburse DWTC in connection with the services rendered by DWTC hereunder. In addition, any other expenses incurred by DWTC at the request or with the consent of the Fund will be reimbursed by the Fund.

                2.3 The Fund agrees to pay all fees and reimbursable expenses within a reasonable period of time following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to DWTC by the Fund upon request prior to the mailing date of such materials.

Article 3                  Representations and Warranties of DWTC
                           --------------------------------------

                           DWTC represents and warrants to the Fund that:

                           3.1  It is a trust company duly organized and
existing and in good standing under the laws of New Jersey and it is duly qualified to carry on its business in New Jersey.

                           3.2  It is and will remain registered with the
U.S. Securities and Exchange Commission ("SEC") as a Transfer
Agent pursuant to the requirements of Section 17A of the 1934
Act.

                           3.3  It is empowered under applicable laws and
by its charter and By-Laws to enter into and perform this Agreement.

                           3.4  All requisite corporate proceedings have
been taken to authorize it to enter into and perform this Agreement.

                           3.5 It has and will continue to have access to the
necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4                  Representations and Warranties of the Fund

                           The Fund represents and warrants to DWTC that:

                           4.1  It is a corporation duly organized and
existing and in good standing under the laws of Delaware or Maryland or a trust duly organized and existing and in good standing under the laws of Massachusetts, as the case may be.

                           4.2  It is empowered under applicable laws and
by its Articles of Incorporation or Declaration of Trust, as the case may be, and under its By-Laws to enter into and perform this Agreement.

                           4.3  All corporate proceedings necessary  to
authorize it to enter into and perform this Agreement have been taken.

                           4.4  It is an investment company registered
with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act").

                           4.5  A registration statement under the
Securities Act of 1933 (the "1933 Act") is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Article 5                  Duty of Care and Indemnification

                           5.1  DWTC shall not be responsible for, and the
Fund shall indemnify and hold DWTC harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of DWTC or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of breach of any representation or warranty of the Fund hereunder.

                  (c) The reliance on or use by DWTC or its agents or subcontractors of information, records and documents which (i) are received by DWTC or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

                  (d) The reliance on, or the carrying out by DWTC or its agents or subcontractors of, any instructions or requests of the Fund.

                  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that such Shares be registered in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.

                5.2 DWTC shall indemnify and hold the Fund harmless from or against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by DWTC as a result of the lack of good faith, negligence or willful misconduct of DWTC, its officers, employees or agents.

                5.3 At any time, DWTC may apply to any officer of the Fund for instructions, and may consult with legal counsel to the Fund, with respect to any matter arising in connection with the services to be performed by DWTC under this Agreement, and DWTC and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. DWTC, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to DWTC or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. DWTC, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

                           5.4      In the event either party is unable to
perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                           5.5      Neither party to this Agreement shall be
liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                           5.6      In order that the indemnification
provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6                  Documents and Covenants of the Fund and DWTC

                           6.1  The Fund shall promptly furnish to DWTC
the following:

                  (a)      If a corporation:

                  (i) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of DWTC and the execution and delivery of this Agreement;

                  (ii) A certified copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto;

                  (iii) Certified copies of each vote of the Board of Directors designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund;

                  (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Directors, with a certificate of the Secretary of the Fund as to such approval;

                  (b) If a business trust:

                  (i) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of DWTC and the execution and delivery of this Agreement;

                  (ii) A certified copy of the Declaration of Trust and By-laws of the Fund and all amendments thereto;

                  (iii) Certified copies of each vote of the Board of Trustees designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund;

                  (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Trustees, with a certificate of the Secretary of the Fund as to such approval;

                  (c) The current registration statements and any amendments and supplements thereto filed with the SEC pursuant to the requirements of the 1933 Act or the 1940 Act;

                  (d) All account application forms or other documents relating to Shareholder accounts and/or relating to any plan, program or service offered or to be offered by the Fund; and

                  (e) Such other certificates, documents or opinions as DWTC deems to be appropriate or necessary for the proper performance of its duties.

                           6.2 DWTC hereby agrees to establish and maintain
facilities and procedures reasonably acceptable to the Fund for safekeeping of Share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                           6.3 DWTC shall prepare and keep records relating to
the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable laws and regulations. To the extent required by

Section 31 of the 1940 Act, and the rules and regulations thereunder, DWTC agrees that all such records prepared or maintained by DWTC relating to the services performed by DWTC hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the rules and regulations thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.

                           6.4 DWTC and the Fund agree that all books,
records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of DWTC and the Fund.

                           6.5 In case of any request or demands for the
inspection of the Shareholder records of the Fund, DWTC will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. DWTC reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7                  Duration and Termination of Agreement

                           7.1 This Agreement shall remain in full force and
effect until July 31, 1996 and from year-to-year thereafter unless terminated by either party as provided in Section 7.2 hereof.

                           7.2 This Agreement may be terminated by the Fund on
60 days written notice, and by DWTC on 90 days written notice, to the other party without payment of any penalty.

                           7.3 Should the Fund exercise its right to
terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Fund. Additionally, DWTC reserves the right to charge for any other reasonable fees and expenses associated with such termination.

Article 8                  Assignment

                           8.1 Except as provided in Section 8.3 below,
neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                           8.2 This Agreement shall inure to the benefit of
and be binding upon the parties and their respective permitted successors and assigns.

                           8.3 DWTC may, in its sole discretion and without
further consent by the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to companies which are affiliated with DWTC; provided, however, that such person or entity has and maintains the qualifications, if any, required to perform such obligations and duties, and that DWTC shall be as fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts or omissions under this Agreement.

Article 9                  Affiliations

                           9.1 DWTC may now or hereafter, without the consent
of or notice to the Fund, function as transfer agent and/or shareholder servicing agent for any other investment company registered with the SEC under the 1940 Act and for any other issuer, including without limitation any investment company whose adviser, administrator, sponsor or principal underwriter is or may become affiliated with Dean Witter, Discover & Co. or any of its direct or indirect subsidiaries or affiliates.

                           9.2 It is understood and agreed that the Directors
or Trustees (as the case may be), officers, employees, agents and shareholders of the Fund, and the directors, officers, employees, agents and shareholders of the

Fund's investment adviser and/or distributor, are or may be interested in DWTC as directors, officers, employees, agents and shareholders or otherwise, and that the directors, officers, employees, agents and shareholders of DWTC may be interested in the Fund as Directors or Trustees (as the case may be), officers, employees, agents and shareholders or otherwise, or in the investment adviser and/or distributor as directors, officers, employees, agents, shareholders or otherwise.

Article 10                 Amendment

                10.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors or the Board of Trustees (as the case may be) of the Fund.

Article 11                 Applicable Law

                11.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

Article 12                 Miscellaneous

                           12.1  In the event that one or more additional
investment companies managed or administered by Dean Witter InterCapital
Inc. or any of its affiliates ("Additional Funds") desires to retain DWTC to act as transfer agent, dividend disbursing agent and/or shareholder servicing agent, and DWTC desires to render such services, such services shall be provided pursuant to a letter agreement, substantially in the form of Exhibit A hereto, between DWTC and each Additional Fund.

                           12.2  In the event of an alleged loss or
destruction of any Share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to DWTC an affidavit of loss or non-receipt by the holder of Shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to DWTC and the Fund issued by a surety company satisfactory to DWTC, except that DWTC may accept an affidavit of loss and indemnity agreement executed by the registered holder (or legal representative) without surety in such form as DWTC deems appropriate indemnifying DWTC and the Fund for the issuance of a replacement certificate, in cases where the alleged loss is in the amount of $1000 or less.

                           12.3 In the event that any check or other order for
payment of money on the account of any Shareholder or new investor is returned unpaid for any reason, DWTC will (a) give prompt notification to the Fund's distributor ("Distributor") (or to the Fund if the Fund acts as its own distributor) of such non-payment; and (b) take such other action, including imposition of a reasonable processing or handling fee, as DWTC may, in its sole discretion, deem appropriate or as the Fund and, if applicable, the Distributor may instruct DWTC.

                  12.4 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or to DWTC shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


To the Fund:


[Name of Fund]
Two World Trade Center
New York, New York  10048

Attention:  General Counsel


To DWTC:

Dean Witter Trust Company
Harborside Financial Center
Plaza Two
Jersey City, New Jersey  07311

Attention:  President



Article 13                 Merger of Agreement

                           13.1  This Agreement constitutes the entire
agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 14                 Personal Liability

                           14.1  In the case of a Fund organized as a
Massachusetts business trust, a copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against, a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



 (1)     Dean Witter Liquid Asset Fund Inc.
 (2)     Dean Witter Tax-Free Daily Income Trust
 (3)     Dean Witter California Tax-Free Daily Income Trust
 (4)     Dean Witter Retirement Series
 (5)     Dean Witter Dividend Growth Securities Inc.
 (6)     Dean Witter Natural Resource Development Securities Inc.
 (7)     Dean Witter World Wide Investment Trust
 (8)     Dean Witter Capital Growth Securities
 (9)     Dean Witter Convertible Securities Trust
(10)     Active Assets Tax-Free Trust
(11)     Active Assets Money Trust
(12)     Active Assets California Tax-Free Trust
(13)     Active Assets Government Securities Trust
(14)     Dean Witter Equity Income Trust
(15)     Dean Witter Federal Securities Trust
(16)     Dean Witter U.S. Government Securities Trust
(17)     Dean Witter High Yield Securities Inc.
(18)     Dean Witter New York Tax-Free Income Fund
(19)     Dean Witter Tax-Exempt Securities Trust
(20)     Dean Witter California Tax-Free Income Fund
(21)     Dean Witter Managed Assets Trust
(22)     Dean Witter Limited Term Municipal Trust
(23)     Dean Witter World Wide Income Trust
(24)     Dean Witter Utilities Fund
(25)     Dean Witter Strategist Fund
(26)     Dean Witter New York Municipal Money Market Trust
(27)     Dean Witter Intermediate Income Securities
(28)     Prime Income Trust
(29)     Dean Witter European Growth Fund Inc.
(30)     Dean Witter Developing Growth Securities Trust
(31)     Dean Witter Precious Metals and Minerals Trust
(32)     Dean Witter Pacific Growth Fund Inc.
(33)     Dean Witter Multi-State Municipal Series Trust
(34)     Dean Witter Premier Income Trust
(35)     Dean Witter Short-Term U.S. Treasury Trust
(36)     Dean Witter Diversified Income Trust
(37)     Dean Witter Health Sciences Trust
(38)     Dean Witter Global Dividend Growth Securities
(39)     Dean Witter American Value Fund

(40)     Dean Witter U.S. Government Money Market Trust
(41)     Dean Witter Global Short-Term Income Fund Inc.
(42)     Dean Witter Value-Added Market Series
(43)     Dean Witter Select Municipal Reinvestment Fund
(44)     Dean Witter Variable Investment Series


                                    By:
                                       ---------------------------------------


ATTEST:



------------------------------

                                    DEAN WITTER TRUST COMPANY


                         By:
                            ---------------------------------------

ATTEST:



------------------------


f:\transfer.dw

                                   Exhibit A


Dean Witter Trust Company
Harborside Financial Center
Plaza Two
Jersey City, NJ 07311


Gentlemen:

                  The undersigned, Dean Witter S&P 500 Index Fund, a Massachusetts business trust (the "Fund"), desires to employ and appoint Dean Witter Trust Company ("DWTC") to act as transfer agent for each series and class of shares of the Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent, registrar and agent in connection with any accumulation, open-account or similar plan provided to the holders of Shares, including without limitation any periodic investment plan or periodic withdrawal plan.

                  The Fund hereby agrees that, in consideration for the payment by the Fund to DWTC of fees as set out in the fee schedule attached hereto as Schedule A, DWTC shall provide such services to the Fund pursuant to the terms and conditions set forth in the Transfer Agency and Service Agreement annexed hereto, as if the Fund was a signatory thereto.

                  Please indicate DWTC's acceptance of employment and appointment by the Fund in the capacities set forth above by so indicating in the space provided below.

                               Very truly yours,
                               Dean Witter S&P 500 Index Fund




                                  By:
                                      --------------------------

ACCEPTED AND AGREED TO:


DEAN WITTER TRUST COMPANY


By:
   ------------------------
Its:
    -----------------------
Date:
     ----------------------

                                  SCHEDULE A


     Fund:                 Dean Witter S&P 500 Index Fund

     Fees: (1) Annual maintenance fee of $12.65 per shareholder account, payable monthly.

                           (2) A fee equal to 1/12 of the fee set forth in (1) above, for providing Forms 1099 for accounts closed during the year, payable following the end of the calendar year.

                           (3)  Out-of-pocket expenses in accordance with
                           Section 2.2 of the Agreement.

                           (4) Fees for additional services not set forth in this Agreement shall be as negotiated between the parties.